MADSEN & ASSOCIATES, CPA'S INC.	 		684 East Vine St, #3
Certified Public Accountants and 		Murray, Utah 84107
Business Consultants
						Telephone 801-268-2632
						     Fax  801-262-3978





CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated February 19, 2004, accompanying the audited financial statements of Northwest Passage Ventures Ltd.
at January 31, 2004, and the related statements of operations, stockholders' equity, and cash flows and for the period August 22, 2003, to January 31, 2004 and hereby consent to the incorporation by reference to such report in a Registration Statement on Form SB-2A.


Salt Lake City, Utah
April 5, 2004


s/Madsen & Associates, CPA's Inc.